NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
Provident Financial Services, Inc.
(201) 915-5344

FOR RELEASE: 7:43 A.M. Eastern Time: July 24, 2008


  Provident Financial Services, Inc. Announces Quarterly Earnings and Declares
                            Quarterly Cash Dividend


JERSEY CITY, NJ, July 24, 2008 ---/PRNewswire/First Call/- Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.18 for the quarter ended June 30, 2008, compared to basic and diluted earnings per share of $0.22 for the quarter ended June 30, 2007. Basic and diluted earnings per share were $0.38 for the six months ended June 30, 2008, compared to basic and diluted earnings per share of $0.41 for the six months ended June 30, 2007. Net income for the three months ended June 30, 2008 totaled $10.4 million, compared to $13.6 million reported for the same period in 2007. Net income was $21.0 million for the six months ended June 30, 2008, compared to $24.4 million for the same period in 2007.

Earnings and per share data for the three and six months ended June 30, 2008, reflected severance costs totaling $503,000, net of tax, recognized during the second quarter of 2008. Results for the six months ended June 30, 2008, were also impacted by a $180,000 net after-tax gain recorded in connection with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's initial public offering in the first quarter of 2008, and a $175,000 net after-tax gain resulting from the sale of a branch office in the first quarter of 2008.

Earnings and per share data for the three and six months ended June 30, 2007, were impacted by the settlement of an insurance claim which resulted in a recovery of $3.5 million, net of tax, related to a fraud loss that occurred and was recognized in 2002, and one-time expenses of $246,000, net of tax, related to the April 1, 2007 acquisition of First Morris Bank & Trust ("First Morris").

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the second quarter, our net interest margin continued to expand, as it had in the previous quarter, due to lower funding costs. We also maintained our strategic focus on expense management and preservation of a solid capital position. Our principal concern in the current economic environment has been to maintain asset quality. While the past quarter witnessed an increase in non-performing assets, we remained diligent in monitoring all of our loan categories and making appropriate additions to our allowance for loan losses. At the same time, credit demand from quality borrowers remained steady during the quarter, and we continued our conservative underwriting standards as we grew our loan portfolio on a linked quarter basis."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on August 29, 2008, to stockholders of record as of the close of business on August 15, 2008.

Balance Sheet Summary

Total assets increased to $6.38 billion at June 30, 2008, compared to $6.36 billion at December 31, 2007, due primarily to an increase in securities available for sale.

Total investments increased $91.9 million, or 7.9%, during the six months ended June 30, 2008. The increase included $55.2 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2008 and are held as securities available for sale.

The Company's net loans decreased $19.4 million, or 0.5%, to $4.24 billion at June 30, 2008, from $4.26 billion at December 31, 2007, largely as a result of the securitization of $55.2 million of conforming one- to four-family 30-year fixed-rate residential mortgage loans during the first quarter of 2008. Loan originations totaled $649.8 million and loan purchases totaled $131.4 million for the six months ended June 30, 2008. Compared with December 31, 2007, construction loans decreased $86.1 million, commercial loans decreased $26.9 million, and consumer loans decreased $22.8 million, while commercial mortgage and multi-family loans increased $100.9 million, and residential mortgage loans increased $15.7 million. Commercial real estate, construction and commercial loans represented 45.1% of the loan portfolio at June 30, 2008, compared to 45.2% at December 31, 2007.

At June 30, 2008, the Company's unfunded loan pipeline totaled $763.4 million, including $211.8 million in commercial loan commitments, $134.0 million in construction loan commitments and $105.3 million in commercial mortgage commitments. The unfunded loan pipeline at March 31, 2008 was $671.9 million.

Total deposits decreased $50.3 million, or 1.2%, during the six months ended June 30, 2008, howevercore deposits increased $56.8 million, or 2.2% to $2.64 billion at June 30, 2008. Total deposits were $4.17 billion at June 30, 2008, with core deposits, consisting of savings and demand deposit accounts, representing 63.3% of total deposits. Borrowed funds increased $65.9 million, or 6.1%, during the six months ended June 30, 2008.

Common stock repurchases for the six months ended June 30, 2008 totaled 35,000 shares at an average cost of $13.82 per share. At June 30, 2008, book value per share and tangible book value per share were $16.92 and $8.25, respectively, compared with $16.78 and $8.05, respectively, at December 31, 2007.

Results of Operations

Net Interest Margin

The net interest margin increased 23 basis points to 3.10% for the quarter ended June 30, 2008, from 2.87% for the quarter ended March 31, 2008. The net interest margin for the quarter ended June 30, 2008 increased 8 basis points compared with the net interest margin of 3.02% for the quarter ended June 30, 2007. The weighted average yield on interest-earning assets was 5.50% for the three months ended June 30, 2008, compared with 5.63% for the trailing quarter and 5.81% for the three months ended June 30, 2007. The weighted average cost of interest-bearing liabilities was 2.74% for the quarter ended June 30, 2008, compared with 3.14% for the trailing quarter and 3.23% for the second quarter of 2007.

For the six months ended June 30, 2008, the net interest margin was 2.98%. This was a decrease of 4 basis points compared with the net interest margin of 3.02% for the six months ended June 30, 2007. The weighted average yield on interest-earning assets was 5.56% for the six months ended June 30, 2008, compared with 5.76% for the six months ended June 30, 2007. The weighted average cost of interest-bearing liabilities was 2.94% for the six months ended June 30, 2008, compared with 3.21% for the same period in 2007.

The average cost of deposits for the three months ended June 30, 2008 was 2.41%, compared with 2.87% for the trailing quarter and 3.07% for the same period last year. The average cost of borrowings for the three months ended June 30, 2008 was 3.84%, compared with 4.06% for the trailing quarter and 4.09% for the same period last year.

The average cost of deposits for the six months ended June 30, 2008 was 2.64%, compared with 3.00% for the same period last year. The average cost of borrowings for the six months ended June 30, 2008 was 3.95%, compared with 4.17% for the same period last year.

Non-Interest Income

Non-interest income totaled $6.7 million for the quarter ended June 30, 2008, a decrease of $7.5 million compared to the same period in 2007. In 2007, the Company recorded a one-time gain on an insurance settlement of $5.9 million, before taxes, related to the resolution of previously disclosed litigation. Fee income for the quarter ended June 30, 2008 decreased $1.8 million, or 27.4%, compared to the same period in 2007, primarily as a result of decreases in the value of equity fund holdings and lower loan prepayment income. Partially offsetting these decreases, net gains on securities transactions totaled $305,000 for the quarter ended June 30, 2008, compared with losses of $63,000 for the same quarter in 2007.

For the six months ended June 30, 2008, non-interest income totaled $15.5 million, a decrease of $6.5 million, or 29.5%, compared to the same period in 2007. In 2007, the Company recorded a one-time gain on an insurance settlement of $5.9 million, before taxes, related to the resolution of previously disclosed litigation. Fee income decreased $1.2 million, or 9.5%, for the six months ended June 30, 2008, compared to the same period in 2007, primarily as a result of decreases in the value of equity fund holdings. Partially offsetting these decreases, net gains on securities transactions totaled $401,000 for the six months ended June 30, 2008, compared with losses of $63,000 for the same period in 2007.

Non-Interest Expense

For the  three  months  ended  June 30,  2008,  non-interest  expense  decreased
$844,000, or 2.5%, to $33.3 million, compared to $34.1 million for the three months ended June 30, 2007. For the three months ended June 30, 2008, compensation and benefits expense decreased $308,000, compared with the same period in 2007. Compensation and benefits expense decreased despite the recognition of $773,000 in pre-tax severance costs during the second quarter of 2008, as a result of previous staff reductions and lower stock-based compensation costs. Data processing and advertising costs decreased $366,000 and $153,000, respectively, for the quarter ended June 30, 2008, compared with the same period in 2007, as prior year costs included charges related to the First Morris acquisition. Amortization of intangibles decreased $312,000 for the three months ended June 30, 2008, compared with the same period in 2007, as a result of scheduled reductions in the amortization of core deposit intangibles.

For the six months ended June 30, 2008, non-interest expense increased $1.8 million, or 2.8%, to $65.2 million, compared to $63.5 million for the six months ended June 30, 2007. Other operating expenses increased $1.0 million for the six months ended June 30, 2008, compared with the same period in 2007, due to increases in several categories, including $356,000 in expense associated with the Company's proportionate share of a litigation reserve established by Visa, as well as increases in attorney fees and costs associated with foreclosed assets. Net occupancy expense increased $918,000 due primarily to the addition of nine branch locations in connection with the acquisition of First Morris. Compensation and benefits expense increased $235,000, primarily as a result of $773,000 in pre-tax severance costs incurred during the second quarter of 2008. Partially offsetting these increases, advertising and data processing costs decreased $423,000 and $57,000, respectively, for the six months ended June 30, 2008, compared with the same period in 2007, as prior year costs included charges related to the First Morris acquisition.

Asset Quality

Total non-performing loans at June 30, 2008 were $36.7 million, or 0.86% of total loans, compared with $34.6 million, or 0.81% of total loans at December 31, 2007, and $11.1 million, or 0.27% of total loans at June 30, 2007. At June 30, 2008, non-performing loans included a $16.0 million loan secured by a 64-unit condominium project which was greater than 90 days past due and still accruing interest. Subsequent to June 30, 2008, the borrower closed on the sale of the first unit, brought the loan current and reduced the outstanding principal balance. The loan is now performing in accordance with its original contractual terms. At June 30, 2008 the Company's allowance for loan losses was 0.96% of total loans, compared with 0.95% of total loans at December 31, 2007 and 0.89% of total loans at June 30, 2007. The Company recorded provisions for loan losses of $1.5 million and $2.8 million for the three and six months ended June 30, 2008, respectively, compared with provisions of $1.2 million and $1.5 million for the three and six months ended June 30, 2007, respectively. For the three and six months ended June 30, 2008, the Company had net charge-offs of $1.2 million and $2.5 million, respectively, compared with net recoveries of $61,000 and net charge-offs of $5,000 for the same periods in 2007. The allowance for loan losses increased $336,000 to $41.1 million at June 30, 2008, from $40.8 million at December 31, 2007. The increase in the loan loss provision for the three and six months ended June 30, 2008, compared with the same periods in 2007, was attributable to an increase in non-performing loans, growth in the loan portfolio and an increase in commercial loans as a percentage of the loan portfolio to 45.1% at June 30, 2008, from 43.4% at June 30, 2007, as well as ongoing uncertainty with respect to general economic conditions. At June 30, 2008, the Company held $5.9 million of foreclosed assets, compared with $1.0 million at December 31, 2007. The increase in foreclosed assets is primarily attributable to one commercial real estate line of credit secured by a number of properties that was previously classified as impaired. During the six months ended June 30, 2008, the Company obtained title to five properties with a fair value of $4.8 million in connection with this line of credit.

Income Tax Expense

For the three months ended June 30, 2008, the Company's income tax expense was $4.1 million, compared with $5.3 million for the same period in 2007. For the six months ended June 30, 2008, the Company's income tax expense was $8.1 million, compared with $9.8 million for the same period in 2007. The decrease in income tax expense was primarily attributable to reduced income before income taxes. For the three and six months ended June 30, 2008, the Company's effective tax rates were 28.3% and 27.8%, respectively, compared with 28.0% and 28.7% for the three and six months ended June 30, 2007, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 83 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on July 24, 2008 regarding highlights of the Company's second quarter 2008 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                 June 30, 2008 (Unaudited) and December 31, 2007
                             (Dollars in Thousands)


                            Assets                                        June 30, 2008                 December 31, 2007
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                     82,652      $                83,737
Federal funds sold                                                                        --                       18,000
Short-term investments                                                                 5,003                       38,892
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                     87,655                      140,629
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of
        $352,983 at June 30, 2008 (unaudited) and $359,699
        at December 31, 2007)                                                        355,020                      358,491
Securities available for sale, at fair value                                         868,067                      769,615
Federal Home Loan Bank stock                                                          36,689                       39,764

Loans                                                                              4,277,202                    4,296,291
        Less allowance for loan losses                                                41,118                       40,782
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,236,084                    4,255,509
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 5,883                        1,041
Banking premises and equipment, net                                                   77,280                       79,138
Accrued interest receivable                                                           24,104                       24,665
Intangible assets                                                                    517,371                      520,722
Bank-owned life insurance                                                            124,334                      121,674
Other assets                                                                          52,457                       48,143
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,384,944      $             6,359,391
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,696,188      $             1,553,625
        Savings deposits                                                             945,951                    1,031,725
        Certificates of deposit of $100,000 or more                                  455,633                      480,362
        Other time deposits                                                        1,076,738                    1,159,108
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,174,510                    4,224,820

Mortgage escrow deposits                                                              20,761                       18,075
Borrowed funds                                                                     1,141,023                    1,075,104
Other
liabilities                                                                           38,905                       40,598
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,375,199                    5,358,597
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                          --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,674,626 shares outstanding at
  June 30, 2008, and 59,646,936 shares outstanding at
  December 31, 2007                                                                       832                         832
Additional paid-in capital                                                          1,012,265                   1,009,120
Retained earnings                                                                     445,305                     437,503
Accumulated other comprehensive income                                                  1,453                       4,335
Treasury stock at cost                                                               (383,891)                   (383,407)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (66,219)                    (67,589)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,713)                     (7,759)
Deferred compensation - Directors' Deferred Fee Plan                                    7,713                       7,759
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                        1,009,745                   1,000,794
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,384,944     $             6,359,391
                                                                  ================================ ============================


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
          Three and Six Months Ended June 30, 2008 and 2007 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                 Six Months Ended
                                                              June 30,                          June 30,
                                                    ------------------------------  ---------------------------------
                                                          2008            2007            2008              2007
                                                    -------------  ---------------  --------------   ----------------
                                                             (Unaudited)                        (Unaudited)
Interest income:
 Real estate secured loans                        $     40,554    $      42,322    $    81,941      $      82,524
 Commercial loans                                       10,621           10,660         21,903             18,333
 Consumer loans                                          9,147            9,922         18,826             18,834
 Investment securities                                   3,601            3,877          7,254              7,862
 Securities available for sale                          11,315            9,988         21,602             19,196
 Other short-term investments                               77               35            303                 78
 Federal funds                                              16              101            164                105
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                75,331           76,905        151,993            146,932
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               22,222           29,229         48,812             53,356
 Borrowed funds                                         10,540            7,638         21,423             16,264
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               32,762           36,867         70,235             69,620
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  42,569           40,038         81,758             77,312

Provision for loan losses                                1,500            1,200          2,800              1,500
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                     provision for loan losses          41,069           38,838         78,958             75,812
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    4,892            6,738         11,006             12,164
 Gain on insurance settlement                               --            5,947             --              5,947
 Bank-owned life insurance                               1,352            1,355          2,660              2,687
 Net gain (loss) on securities transactions                305              (63)           401                (63)
 Other income                                              118              225          1,385              1,193
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             6,667           14,202         15,452             21,928
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Compensation and employee benefits                     17,464           17,772         34,177             33,942
 Net occupancy expense                                   5,174            4,970         10,431              9,513
 Data processing expense                                 2,244            2,610          4,607              4,664
 Amortization of intangibles                             1,557            1,869          3,333              3,238
 Advertising and promotion                               1,312            1,465          1,829              2,252
 Other operating expenses                                5,541            5,450         10,867              9,859
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           33,292           34,136         65,244             63,468
                                                    -------------  ---------------  --------------   ----------------
                   Income before income tax             14,444           18,904         29,166             34,272
                   expense
Income tax expense                                       4,091            5,287          8,120              9,847
                                                    -------------  ---------------  --------------   ----------------
                   Net income                     $     10,353    $      13,617    $    21,046      $     $24,425
                                                    =============  ===============  ==============   ================

Basic earnings per share                          $       0.18    $        0.22    $      0.38      $        0.41
Average basic shares outstanding                    56,014,455       61,339,380     55,969,517         60,202,164

Diluted earnings per share                        $       0.18    $        0.22           0.38      $        0.41
Average diluted shares outstanding                  56,014,455       61,339,380     55,969,517         60,202,164

                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)


                                                           At or for the Three            At or for the Six
                                                               Months Ended                 Months Ended
                                                                 June 30,                     June 30,
                                                   ----------------------------------------------------------------
                                                           2008          2007             2008              2007
                                                           ----          ----             ----              ----
INCOME STATEMENT:
Net interest income                                     $42,569         $40,038        $81,758          $77,312
Provision for loan losses                                 1,500           1,200          2,800            1,500
Non-interest income                                       6,667          14,202         15,452           21,928
Non-interest expense                                     33,292          34,136         65,244           63,468
Income before income tax expense                         14,444          18,904         29,166           34,272
Net income                                               10,353          13,617         21,046           24,425
Basic earnings per share                                  $0.18           $0.22          $0.38            $0.41
Diluted earnings per share                                $0.18           $0.22          $0.38            $0.41
Interest rate spread                                      2.76%           2.58%          2.62%            2.55%
Net interest margin                                       3.10%           3.02%          2.98%            3.02%

PROFITABILITY:
Annualized return on average assets                       0.66%           0.88%          0.67%            0.83%
Annualized return on average equity                       4.13%           5.14%          4.20%            4.74%
Annualized non-interest expense to average assets         2.11%           2.21%          2.07%            2.16%
Efficiency ratio (1)                                     67.62%          62.94%         67.12%           63.95%

ASSET QUALITY:
Non-accrual loans                                                                      $20,726          $11,060
90+ and still accruing loans                                                            15,990               --
Non-performing loans                                                                    36,716           11,060
Foreclosed assets                                                                        5,883              562
Non-performing loans to
    total loans                                                                          0.86%            0.27%
Non-performing assets to
    total assets                                                                         0.67%            0.19%
Allowance for loan losses                                                              $41,118          $36,764
Allowance for loan losses to
    non-performing loans                                                               111.99%          332.41%
Allowance for loan losses to
    total loans                                                                          0.96%            0.89%

AVERAGE BALANCE SHEET DATA:
Assets                                               $6,351,308      $6,181,643     $6,338,041       $5,931,470
Loans, net                                            4,203,838       4,065,358      4,220,519        3,903,432
Earning assets                                        5,492,015       5,305,200      5,477,877        5,119,020
Core deposits                                         2,618,253       2,594,023      2,598,620        2,412,311
Borrowings                                            1,102,742         749,421      1,090,790          785,573
Interest-bearing liabilities                          4,817,702       4,571,325      4,811,352        4,374,542
Stockholders' equity                                  1,009,273       1,063,526      1,007,553        1,039,485
Average yield on interest-earning assets                  5.50%           5.81%          5.56%            5.76%
Average cost of interest-bearing liabilities              2.74%           3.23%          2.94%            3.21%

Notes
(1) Efficiency Ratio Calculation

                                                         Three Months Ended               Six Months Ended
                                                              June 30,                        June 30,
                                                              --------                        --------
                                                            2008           2007           2008              2007
                                                            ----           ----           ----              ----
Net interest income                                      $42,569        $40,038        $81,758          $77,312
Non-interest income                                        6,667         14,202         15,452           21,928
                                                           -----         ------         ------           ------
Total income                                             $49,236        $54,240        $97,210          $99,240
                                                         =======        =======        =======          =======

Non-interest expense                                     $33,292        $34,136        $65,244          $63,468
                                                         =======        =======        =======          =======

    Expense/Income:                                       67.62%         62.94%         67.12%           63.95%
                                                          ======         ======         ======           ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                          June 30, 2008                                March 31, 2008
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
                  Other Short-Term
Investments                                  $    12,227     $      93           3.05 %    $     43,839   $    374           3.44  %
     Investment Securities (1)                   354,012         3,601           4.07           355,354      3,653           4.11
     Securities Available for Sale               887,401        10,557           4.76           788,221      9,531           4.84
     Federal Home Loan Bank Stock                 34,537           758           8.83            39,125        756           7.78
     Net Loans (2)
         Total Mortgage Loans                  2,901,165        40,554           5.60         2,897,029     41,387           5.73
         Total Commercial Loans                  679,636        10,621           6.29           701,802     11,282           6.47
         Total Consumer Loans                    623,037         9,147           5.90           638,369      9,679           6.08
                                              -------------   -----------                   -------------- ----------
         Total Interest-Earning Assets         5,492,015        75,331           5.50         5,463,739     76,662           5.63
                                                              ----------- --------------                   ---------- --------------

Non-Interest Earning Assets:
     Cash and Due from Banks                      74,823                                         81,323
     Other Assets                                784,470                                        779,712
                                              -------------                                 --------------
         Total Assets                        $ 6,351,308                                   $  6,324,774
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,178,700         5,110           1.74 %    $  1,115,920      6,480           2.34  %
     Savings Deposits                            965,877         2,446           1.02           997,689      3,111           1.25
     Time Deposits                             1,570,383        14,666           3.76         1,612,555     16,999           4.24
                                              -------------   -----------                   -------------- ----------
         Total Deposits                        3,714,960        22,222           2.41         3,726,164     26,590           2.87
                                                              -----------                                  ----------

         Total Borrowings                      1,102,742        10,540           3.84         1,078,838     10,883           4.06
                                              -------------   -----------                   -------------- ----------
         Total Interest-Bearing Liabilities    4,817,702        32,762           2.74         4,805,002     37,473           3.14
                                                              ----------- --------------                   ---------- --------------

Non-Interest Bearing Liabilities                 524,333                                        513,939
                                              -------------                                 --------------
         Total Liabilities                     5,342,035                                      5,318,941
Stockholders' Equity                           1,009,273                                      1,005,833
                                              -------------                                 --------------
         Total Liabilities &                 $ 6,351,308                                   $  6,324,774
Stockholders'         Equity
                                              =============                                 ==============

Net interest income                                          $  42,569                                    $ 39,189
                                                              ===========                                  ==========

Net interest rate spread                                                         2.76 %                                      2.49  %
                                                                                 ====                                        ====
Net interest-earning assets                  $   674,313                                   $    658,737
                                              =============                                 ==============

Net interest margin (3)                                                          3.10 %                                      2.87  %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14  x                                        1.14  x

------------------------------------------------------------------------------------------------------------------------------------

(1)      Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.


The following table summarizes the net interest margin for the previous year, inclusive.


                                                  6/30/08         3/31/08         12/31/07         9/30/07         6/30/07
                                                  2nd Qtr.        1st Qtr.        4th Qtr.         3rd Qtr.        2nd Qtr.
                                                  --------        --------        --------         --------        --------
Interest-Earning Assets:
 Securities                                          4.66%            4.67%           4.55%         4.55%           4.52%
 Net Loans                                           5.76%            5.90%           6.09%         6.24%           6.20%
    Total Interest-Earning Assets                    5.50%            5.63%           5.76%         5.87%           5.81%

Interest-Bearing Liabilities
 Total Deposits                                      2.41%            2.87%           3.11%         3.17%           3.07%
 Total Borrowings                                    3.84%            4.06%           4.19%         4.16%           4.09%
    Total Interest-Bearing Liabilities               2.74%            3.14%           3.33%         3.34%           3.23%

 Interest Rate Spread                                2.76%            2.49%           2.43%         2.53%           2.58%
 Net Interest Margin                                 3.10%            2.87%           2.84%         2.97%           3.02%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.14x            1.14x           1.14x         1.15x           1.16x

                                       10


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                          June 30, 2008                                June 30, 2007
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
         Other Short-Term Investments        $    28,033     $      467          3.35 %    $        6,712    $     183        5.50 %
     Investment Securities (1)                   354,683          7,254          4.09             381,591        7,862        4.12
     Securities Available for Sale               837,811         20,088          4.80             796,377       17,980        4.52
     Federal Home Loan Bank Stock                 36,831          1,514          8.27              30,908        1,216        7.94
     Net Loans (2)
         Total Mortgage Loans                  2,899,097         81,941          5.67           2,770,745       82,524        5.98
         Total Commercial Loans                  690,719         21,903          6.38             518,451       18,333        7.13
         Total Consumer Loans                    630,703         18,826          5.99             614,236       18,834        6.18
                                              -------------   ------------                  ---------------   ----------
         Total Interest-Earning Assets         5,477,877        151,993          5.56           5,119,020      146,932        5.76
                                                              -------------   ----------                      ---------- -----------

Non-Interest Earning Assets:
     Cash and Due from Banks                      78,073                                           87,931
     Other Assets                                782,091                                          724,519
                                              -------------                                 ---------------
        Total Assets                        $ 6,338,041                                   $    5,931,470
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,147,310         11,590          2.03 %    $      697,190        7,473        2.16 %
     Savings Deposits                            981,783          5,557          1.14           1,249,665       10,233        1.65
     Time Deposits                             1,591,469         31,665          4.00           1,642,114       35,650        4.38
                                              -------------   ------------                  ---------------   ----------
         Total Deposits                        3,720,562         48,812          2.64           3,588,969       53,356        3.00
                                                              ------------                                    ----------

         Total Borrowings                      1,090,790         21,423          3.95             785,573       16,264        4.17
                                              -------------   ------------                  ---------------   ----------
         Total Interest-Bearing Liabilities    4,811,352         70,235          2.94           4,374,542       69,620        3.21
                                                              -------------   ----------                      ---------- -----------

Non-Interest Bearing Liabilities                 519,136                                          517,443
                                              -------------                                 ---------------
         Total Liabilities                     5,330,488                                        4,891,985
Stockholders' Equity                           1,007,553                                        1,039,485
                                              -------------                                 ---------------
         Total Liabilities &
           Stockholders' Equity              $ 6,338,041                                   $    5,931,470
                                              =============                                 ===============

Net interest income                                          $   81,758                                      $  77,312
                                                              ============                                    ==========

Net interest rate spread                                                         2.62 %                                       2.55 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   666,525                                   $      744,478
                                              =============                                 ===============

Net interest margin (3)                                                          2.98 %                                       3.02 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14  X                                          1.17 x

------------------------------------------------------------------------------------------------------------------------------------

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.


The following table summarizes the YTD net interest margin for the previous three years, inclusive.


                                                              Six Months Ended
                                                   ----------------------------------------
                                                     6/30/08       6/30/07      6/30/06
 Interest-Earning Assets:                            -------       -------      -------

   Securities                                         4.67%         4.48%        4.22%
   Net Loans                                          5.83%         6.16%        5.94%
     Total Interest-Earning Assets                    5.56%         5.76%        5.45%

Interest-Bearing Liabilities:
   Total Deposits                                     2.64%         3.00%        2.20%
   Total Borrowings                                   3.95%         4.17%        3.71%
     Total Interest-Bearing Liabilities               2.94%         3.21%        2.52%

Interest Rate Spread                                  2.62%         2.55%        2.93%
Net Interest Margin                                   2.98%         3.02%        3.33%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.14x         1.17x        1.19x

                                       12